UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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PETROLEUM & RESOURCES CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PETROLEUM & RESOURCES CORPORATION

Seven St. Paul Street

Baltimore, Maryland 21202

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

February 16, 2007

Notice is hereby given that the Annual Meeting of Stockholders of PETROLEUM & RESOURCES CORPORATION, a Maryland corporation (the “Corporation”), will be held at The Maryland Club, One East Eager Street, Baltimore, Maryland 21202, on Tuesday, March 27, 2007, at 11:00 a.m., for the following purposes:

(1) to elect directors as identified in the Proxy Statement for the ensuing year;

(2) to consider and vote upon the ratification of the selection of the independent registered public accounting firm of PricewaterhouseCoopers LLP to audit the books and accounts of the Corporation for or during the year ending December 31, 2007;

(3) to transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on February 9, 2007, as the record date for the determination of the stockholders entitled to notice of and to vote at this meeting.

By order of the Board of Directors,

LAWRENCE L. HOOPER, JR.

Vice President, General Counsel

and Secretary

Baltimore, MD

Note: Stockholders who do not expect to attend the meeting are requested to fill in, sign, date and return the accompanying proxy in the enclosed envelope without delay. Telephone and Internet voting are also offered.

PETROLEUM & RESOURCES CORPORATION

Seven St. Paul Street

Baltimore, Maryland 21202

Proxy Statement

INTRODUCTION

The Annual Meeting of Stockholders of Petroleum & Resources Corporation, a Maryland corporation (the “Corporation”), will be held Tuesday, March 27, 2007, at 11:00 a.m. at The Maryland Club, One East Eager Street, Baltimore, Maryland 21202, for the purposes set forth in the accompanying Notice of Annual Meeting and also set forth below. This statement is furnished in connection with the solicitation by the Board of Directors of proxies to be used at the meeting and at any and all adjournments thereof and is first being sent to stockholders on or about February 16, 2007.

At the Annual Meeting, action is to be taken on (1) the election of a Board of Directors; (2) the ratification of the selection of an independent registered public accounting firm; and (3) the transaction of such other business as may properly come before the meeting.

How You May Vote and Voting By Proxy

You can vote in person at the Annual Meeting or by proxy. To vote by proxy, please date, execute and mail the enclosed proxy card, or authorize a proxy by using telephone or internet options as instructed in the proxy card. Except for Proposals (1) and (2) referred to above, the proxies confer discretionary authority on the persons named therein or their substitutes with respect to any business that may properly come before the meeting. Stockholders retain the right to revoke executed proxies at any time before they are voted by written notice to the Corporation, by executing a later dated proxy, or by appearing and voting at the meeting. All shares represented at the meeting by proxies in the accompanying form will be voted, provided that such proxies are properly signed. In cases where a choice is indicated, the shares represented will be voted in accordance with the specifications so made. In cases where no specifications are made, the shares represented will be voted FOR the election of directors and FOR Proposal (2).

If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record that you must follow in order to vote your shares. If your shares are not registered in your own name and you plan to vote your shares in person at the Annual Meeting, you should contact your broker or agent to obtain a broker’s proxy card and bring it with you to the Annual Meeting in order to vote.

Who May Vote

Only stockholders of record at the close of business February 9, 2007, may vote at the Annual Meeting. The total number of shares of Common Stock of the Corporation outstanding and entitled to be voted on the record date was 22,116,970. Each share is entitled to one vote. The Corporation has no other class of security outstanding.

Vote Requirement

For Proposal (1), referred to above, directors shall be elected by a plurality of the votes cast at the meeting. Proposal (2), referred to above, requires the affirmative vote of a majority of the votes cast at the meeting. Unless otherwise required by the Corporation’s Articles of Incorporation or By-laws, or by applicable Maryland law, any other matter properly presented for a vote at the meeting will require the affirmative vote of a majority of the votes cast at the meeting.

Quorum Requirement

A quorum is necessary to hold a valid meeting. If stockholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting are present in person or by proxy, a quorum will exist. Proxies received by the Corporation that are marked “withhold authority” or abstain, or that constitute a broker non-vote, are counted as present for purposes of establishing a quorum. A broker non-vote occurs when a broker returns a valid proxy but does not vote on a particular matter because the broker does not have the discretionary voting power for that matter and has not received instructions from the beneficial owner. Proxies marked “withhold authority”, abstentions and broker non-votes do not count as votes cast with respect to any proposal, and therefore, such proxies would have no effect on the outcome of Proposals (1) and (2), above.

Appraisal Rights

Under Maryland law, there are no appraisal or other dissenter rights with respect to any matter to be voted on at the Annual Meeting that is described herein.

Other Matters

The Corporation will pay all costs of soliciting proxies in the accompanying form. See “Other Matters and Annual Report” below. Solicitation will be made by mail, and officers, regular employees, and agents of the Corporation may also solicit proxies by telephone or personal interview. The Corporation expects to request brokers and nominees who hold stock in their names to furnish this proxy material to their customers and to solicit proxies from them, and will reimburse such brokers and nominees for their out-of-pocket and reasonable clerical expenses in connection therewith.

(1) ELECTION OF DIRECTORS

Unless contrary instructions are given by the stockholder signing a proxy, it is intended that each proxy in the accompanying form will be voted at the Annual Meeting for the election of the following nominees to the Board of Directors for the ensuing year, all of whom have consented to serve if elected:

Enrique R. Arzac	Frederic A. Escherich	Kathleen T. McGahran
Phyllis O. Bonanno	Roger W. Gale	Douglas G. Ober*
Daniel E. Emerson	Thomas H. Lenagh	Craig R. Smith

If for any reason one or more of the nominees above named shall become unable or unwilling to serve when the election occurs, proxies in the accompanying form will, in the absence of contrary instructions, be voted for the election of the other nominees above named and may be voted for substitute nominees in the discretion of the persons named as proxies in the accompanying form. As an alternative to proxies being voted for substitute nominees, the size of the Board of Directors may be reduced so that there are no vacancies caused by a nominee above named becoming unable or unwilling to serve. The directors elected will serve until the next annual meeting or until their successors are elected, except as otherwise provided in the By-laws of the Corporation.

Information as to Nominees for Election as Directors (as of December 31, 2006)

Set forth below with respect to each nominee for director are his or her name and age, any positions held with the Corporation, other principal occupations during the past five years, other directorships and business affiliations, the year in which he or she first became a director, and the number of shares of Common Stock beneficially owned by him or her. Also set forth below is the number of shares of Common Stock beneficially owned by all directors and officers of the Corporation as a group. A separate table is provided showing the dollar value range of the shares beneficially owned by each director.

*	Mr. Ober is an “interested person,” as defined by the Investment Company Act of 1940, because he is an officer of the Corporation.

Name, Age, Positions with the Corporation, Other Principal Occupations and Other Directorships	Has been a Director since	Shares of Common Stock Beneficially Owned (a)(b)(c)(d)
Independent Directors
Enrique R. Arzac, Ph.D., 65, Professor of Finance and Economics, formerly Vice Dean of Academic Affairs of the Graduate School of Business, Columbia University. Director of The Adams Express Company(1), Credit Suisse Asset Management Funds (24 funds) (investment companies), and Epoch Management Corporation (asset management).	1987	4,318
Phyllis O. Bonanno, 63, President & Chief Executive Officer of International Trade Solutions, Inc. (consultants). Formerly, President of Columbia College, Columbia, South Carolina, and Vice President of Warnaco Inc. (apparel). Director of Borg-Warner Inc. (industrial), Mohawk Industries, Inc. (carpet and flooring), and The Adams Express Company(1).	2003	1,427
Daniel E. Emerson, 82, Retired Executive Vice President of NYNEX Corporation (communications), retired Chairman of the Board of both NYNEX Information Resources Co. and NYNEX Mobile Communications Co. Previously, Executive Vice President and Director of New York Telephone Company. Director of The Adams Express Company(1).	1987	12,511
Frederic A. Escherich, 54, Private Investor. Formerly, Managing Director and head of Mergers and Acquisitions Research and the Financial Advisory Department with J. P. Morgan. Director of The Adams Express Company(1).	2006	1,400
Roger W. Gale, Ph.D., 59, President & CEO of GF Energy, LLC (consultants to electric power companies). Formerly, member of management group, PA Consulting Group (energy consultants). Director of The Adams Express Company(1), Ormat Technologies, Inc. (geothermal and renewable energy), and U.S. Energy Association.	2005	845
Thomas H. Lenagh, 88, Financial Advisor. Formerly, Chairman of the Board and Chief Executive Officer of Greiner Engineering Inc. (formerly Systems Planning Corp.) (consultants). Formerly, Treasurer and Chief Investment Officer of the Ford Foundation (charitable foundation). Director of Cornerstone Funds, Inc. (2 funds) (investment companies), The Adams Express Company(1), and Photonics Product Group (crystals).	1987	3,454
Kathleen T. McGahran, Ph.D., J.D., C.P.A., 56, Principal & Director of Pelham Associates, Inc. (executive education) and Adjunct Associate Professor, Columbia Executive Education, Graduate School of Business, Columbia University. Formerly, Associate Dean and Director of Executive Education and Associate Professor, Columbia University. Director of The Adams Express Company(1).	2003	2,745
Craig R. Smith, M.D., 60, President, Williston Consulting LLC (consultants to the pharmaceutical and biotechnology industries). Formerly Chairman, President & CEO of Guilford Pharmaceuticals (pharmaceutical and biotechnology). Director of The Adams Express Company(1), La Jolla Pharmaceutical Company, and Depomed, Inc. (specialty pharmaceuticals).	2005	1,289
Interested Director
Douglas G. Ober, 60, Chairman of the Board, and Chief Executive Officer of the Corporation since April 1, 1991, and President since April 1, 2003. Director, Chairman of the Board and Chief Executive Officer of The Adams Express Company.	1989	52,474(e)
Directors and executive officers of the Corporation as a group.(2)		141,306

(1)	Non-controlling affiliate of the Corporation.
(2)	Mr. John J. Roberts, a current director of the Corporation, is not standing for reelection to the Board. Mr. Roberts beneficially owns 2,434 shares of Common Stock, which shares are included in the total for the group.

The address for each director is the Corporation’s office, Seven St. Paul Street, Suite 1140, Baltimore, MD 21202.

(a)	To the Corporation’s knowledge, other than shares referred to in footnote (c) below, each director had sole investment and voting power with respect to the shares shown opposite his or her name.
(b)	Of the amounts shown as beneficially owned by the directors and executive officers as a group, 33,843 shares were held by the Trustee under the Employee Thrift Plan of the Corporation and the Employee Thrift Plan of The Adams Express Company.
(c)	The amounts shown include shares subject to options under the Corporation's Stock Option Plan (see “Stock Option Plan” below) and restricted stock under the Corporation’s 2005 Equity Incentive Compensation Plan (see “2005 Plan” below) held by Mr. Ober (30,318 shares), restricted stock units held by each director (each director holds 400 units except for Mr. Escherich, who holds 800 units), and by directors and executive officers as a group (79,761 shares). Mr. Ober and the other officers with shares subject to options all disclaim beneficial ownership of those shares.
(d)	Calculated on the basis of 22,180,867 shares of Common Stock outstanding on December 31, 2006, each director owned less than 1.0% of the Common Stock outstanding. The directors and executive officers as a group owned less than 1.0% of the Common Stock outstanding.
(e)	Of the amounts shown, 21,830 shares beneficially owned by Mr. Ober were held by the Trustee under the Employee Thrift Plan of the Corporation.

Independent Directors	Dollar Value of Shares Owned(1)
Enrique R. Arzac	greater than $100,000
Phyllis O. Bonanno	$10,001-$50,000
Daniel E. Emerson	greater than $100,000
Frederic A. Escherich	$10,001-$50,000
Roger W. Gale	$10,001-$50,000
Thomas H. Lenagh	greater than $100,000
Kathleen T. McGahran	$50,001-$100,000
John J. Roberts*	$50,001-$100,000
Craig R. Smith	$10,001-$50,000

Interested Director
Douglas G. Ober	greater than $100,000

(1)	The valuation date used in calculating the dollar value of shares owned is December 31, 2006.

In 2004, the Board adopted equity ownership requirements for the directors and senior staff. Under these equity ownership requirements, the Chief Executive Officer, portfolio managers, research analysts, and other executive officers must own, within 5 years of the requirement’s adoption, a certain percentage of equity in the Corporation equal to a multiple of his or her annual salary, and non-employee directors must own, within 5 years, at least $50,000 of Common Stock of the Corporation.

The nominees identified above are also nominees for election to the Board of Directors of The Adams Express Company (“Adams”), the Corporation’s largest stockholder (see “Principal Stockholder” on page 6).

*	Mr. Roberts is not standing for reelection to the Board.

Process for Stockholders to Communicate with Board

The Board of Directors has implemented a process for stockholders of the Corporation to send communications to the Board. Any stockholder desiring to communicate with the Board, or with specific individual directors, may so do by writing to the Secretary of the Corporation, at Petroleum & Resources Corporation, Seven St. Paul Street, Suite 1140, Baltimore, MD 21202. The Secretary has been instructed by the Board to promptly forward all such communications to the addressees indicated thereon.

Policy on Board of Directors’ Attendance of Annual Meetings

The Corporation’s policy with regard to attendance by the Board of Directors at Annual Meetings is that all directors are expected to attend, absent unusual and extenuating circumstances that prohibit attendance. The number of directors who attended the 2006 Annual Meeting was 9 (out of 10 directors).

Section 16(a) Beneficial Ownership Reporting Compliance

Each director and officer of the Corporation who is subject to Section 16 of the Securities Exchange Act of 1934 is required to report to the Securities and Exchange Commission by a specified date his or her beneficial ownership of or transactions in the Corporation’s securities. Based upon a review of filings with the Commission and written representations that no other reports are required, the Corporation has no reason to believe that any such director or officer failed to file all requisite reports with the Commission on a timely basis during 2006, except as noted herein. The following directors failed to timely file a report on Form 4 disclosing the receipt of shares of the Corporation’s Common Stock that they received upon the vesting of restricted stock units that were granted to them in 2005 and vested in 2006: Messrs. Arzac, Emerson, Gale, Lenagh, Smith and Roberts*, and Mses. Bonanno and McGahran; the following directors failed to timely file four reports on Form 4 disclosing the receipt of deferred stock units and dividend equivalents thereon that were issued to them based upon their election to receive deferred stock units in lieu of receiving cash for the retainers paid to them quarterly for their service on the Board and its committees: Messrs. Arzac and Emerson, and Ms. McGahran. All of these transactions have since been reported.

Information as to Other Executive Officers

Set forth below are the names, ages and positions with the Corporation of all executive officers of the Corporation other than those who also serve as directors. Executive officers serve as such until the election of their successors.

Mr. Lawrence L. Hooper, Jr., 54, has served as the Chief Compliance Officer since April 8, 2004, Vice President since March 30, 1999, and as General Counsel and Secretary since April 1, 1997. Prior thereto, he was a partner in Tydings & Rosenberg L.L.P., a Baltimore, Maryland law firm.

Ms. Maureen A. Jones, 59, has served as Chief Financial Officer since March 26, 2002, as Vice President since January 1, 1998, and as Treasurer since January 1, 1993.

Mr. Joseph M. Truta, 62, has served as Executive Vice President since January 1, 1986.

*	Mr. Roberts is not standing for reelection to the Board.

Security Ownership of Management in the Corporation (a) Name	Shares of Common Stock Beneficially Owned (b)(c)(d)(e)
Lawrence L. Hooper, Jr.	13,282
Maureen A. Jones	13,417
Joseph M. Truta	31,336

(a)	As of December 31, 2006, share ownership of directors and executive officers as a group is shown in the table beginning on page 3 and footnotes thereto.
(b)	To the Corporation’s knowledge, each officer had sole investment and voting power with respect to the shares shown opposite his or her name above other than shares referred to in footnote (d) below.
(c)	Of the amounts shown, the following shares beneficially owned by the respective officer were held by the Trustee under the Employee Thrift Plan of the Corporation and the Employee Thrift Plan of Adams: Mr. Hooper (2,326 shares), Ms. Jones (2,834 shares), and Mr. Truta (6,853 shares).
(d)	The amounts shown include shares subject to options under the Corporation's Stock Option Plan (see “Stock Option Plan” below), held by Mr. Hooper (9,015 shares), Ms. Jones (9,015 shares), and Mr. Truta (21,740 shares). These officers disclaim beneficial ownership of those shares.
(e)	The amounts shown include unvested shares of restricted stock under the Corporation’s 2005 Equity Incentive Compensation Plan (see “2005 Plan” below) held by Mr. Hooper (1,811 shares), Ms. Jones (1,448 shares), and Mr. Truta (2,414 shares).
(f)	Calculated on the basis of 22,180,867 shares of Common Stock outstanding on December 31, 2006, each of the officers listed above owned less than 1.0% of the Common Stock outstanding.

Principal Stockholder

At December 31, 2006, only one person or group of persons was known by the Corporation to own beneficially more than five percent of any class of the Corporation’s voting securities.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common Stock	The Adams Express Company Seven St. Paul Street Baltimore, Maryland 21202	2,186,774 shares held directly	9.9%

Board Meetings and Committees of the Board

The Board of Directors held fourteen meetings during 2006, at which overall attendance was approximately 95%. Each Director attended at least 75% of the total of all (i) meetings of the Board and (ii) meetings of committees of the Board on which he or she served in 2006.

Audit Committee

Messrs. Emerson, Escherich, and Smith, and Ms. McGahran, each of whom is an independent director as such is defined by the Rules of the New York Stock Exchange, and none of whom is an

“interested person” as such is defined in the Investment Company Act of 1940, constitute the membership of the Board’s standing Audit Committee, which met five times in 2006. The Board has determined that Ms. McGahran is an audit committee financial expert, as that term is defined in federal regulations. The Board has adopted a written charter under which the Audit Committee operates, which was most recently amended in January 2006. A copy of the Audit Committee Charter (“Charter”) is attached hereto as Attachment A and is also available at the Corporation’s website: www.peteres.com. Set forth below is the report of the Audit Committee:

Audit Committee Report

The purposes of the Audit Committee are set forth in the Committee’s written Charter. As provided in the Charter, the role of the Committee is to assist the Board of Directors in its oversight on matters relating to accounting, financial reporting, internal control, auditing, and regulatory compliance activities, and other matters the Board deems appropriate. The Committee also selects the Corporation’s independent registered public accounting firm in accordance with the provisions set out in the charter. Management, however, is responsible for the preparation, presentation and integrity of the Corporation’s financial statements, and for the procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for planning and carrying out proper audits and reviews.

In fulfilling its responsibilities, the Committee has reviewed and discussed the audited financial statements contained in the 2006 Annual Report of the Corporation with the Corporation’s management and the independent registered public accounting firm. In addition, the Committee discussed with the independent registered public accounting firm the matters required to be discussed pursuant to Statement of Auditing Standards No. 61, as modified or supplemented. The Committee has also received from the independent registered public accounting firm the written statement regarding independence as required by Independence Standards Board Standard No. 1, considered whether the provision of nonaudit services by the independent registered public accounting firm is compatible with maintaining the independent registered public accounting firm’s independence, and discussed with the independent registered public accounting firm its independence.

In reliance on the reviews and discussions with management and the independent registered public accounting firm referred to above, and subject to the limitations on the responsibilities and role of the Committee set forth in the Charter and discussed above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Corporation’s 2006 Annual Report for filing with the Securities and Exchange Commission.

Respectfully submitted on February 8, 2007, by the members of the Audit Committee of the Board of Directors:

Kathleen T. McGahran, Chair

Daniel E. Emerson

Frederic A. Escherich

Craig R. Smith

Compensation Committee

Messrs. Arzac, Emerson, Escherich, Gale, and Roberts* constitute the membership of the Board’s standing Compensation Committee, which met two times during 2006. The Compensation Committee reviews and recommends changes in the salaries of directors, officers, and employees, and advises upon the cash and equity incentive compensation plans in which the executive officers, officers, and employees of the Corporation are eligible to participate.

Executive Committee

Messrs. Arzac, Emerson, Lenagh, Ober**, and Roberts*, and Ms. Bonanno constitute the membership of the Board’s standing Executive Committee, which met two times during 2006. The Committee has the authority of the Board of Directors between meetings of the Board except as limited by law, the Corporation’s By-laws, or Board resolution. The Executive Committee, minus Mr. Ober, also performs the duties of a nominating committee, as discussed below.

Nominating Committee

The Corporation does not have a separate standing nominating committee. Instead, certain members of the Executive Committee perform the functions of a nominating committee for the Board (hereinafter called the “Nominating Committee”). The Nominating Committee is comprised of the directors who serve on the Corporation’s Executive Committee, minus Mr. Ober, who is an “interested person” as that term is defined in Section 2(a)(19) of the Investment Company Act of 1940. Thus, Messrs. Arzac, Gale, Lenagh, and Roberts*, and Ms. Bonanno, each of whom is an independent director as such is defined in the Rules of the New York Stock Exchange and none of whom is an “interested person” of the Corporation, constitute the Nominating Committee. The Executive Committee, minus Mr. Ober, acting as the Nominating Committee, met once during 2006. The Board has adopted a written charter under which the Nominating Committee operates, a copy of which is available to stockholders at the Corporation’s website: www.peteres.com.

The Nominating Committee recommends to the full Board nominees for director and leads the search for qualified director candidates.

The Nominating Committee will consider unsolicited recommendations for director candidates from stockholders of the Corporation. Stockholders may recommend candidates for consideration by the Nominating Committee by writing to the Secretary of the Corporation at the office of the Corporation, Seven St. Paul Street, Suite 1140, Baltimore, MD 21202, giving the candidate’s name, biographical data and qualifications and stating whether the candidate would be an “interested person” of the Corporation. A written statement from the candidate, consenting to be named as a candidate, and if nominated and elected, to serve as a director, should accompany any such recommendation.

The process that the Nominating Committee uses for identifying and evaluating nominees for director is as follows: When there is a vacancy on the Board, either through the retirement of a director or the Board’s determination that the size of the Board should be increased, nominations to fill that vacancy are made by current, independent directors on the Board. The name of any individual recommended by an independent director is provided to Mr. Ober, who contacts the prospective director nominee and meets with him or her. The members of the Nominating Committee then meet with the prospective director nominee. If a majority of the Nominating Committee members are

*	Mr. Roberts is not standing for reelection to the Board.
**	Mr. Ober is an “interested person.”

Retirement Benefits Committee

Messrs. Lenagh and Smith, and Mses. Bonanno and McGahran are the director members of the standing Retirement Benefits Committee of the Corporation, which administers the Employees’ Retirement Plan, Supplemental Retirement Plan and the Employee Thrift Plan of the Corporation. This Committee met once during 2006.

Board of Directors Compensation

During 2006, each director who is not an interested person received an annual retainer fee of $10,000 and a fee of $750 for each Board meeting attended. All members of each Committee, except executive officers and/or interested persons, receive an additional annual retainer fee of $1,500 for each committee membership and a fee of $500 for each Committee meeting attended; the Chairperson of each committee except for the Executive Committee receives an additional fee of $500 for each Committee meeting attended. The total amount of fees paid to the independent directors in 2006 was $233,083. In addition, following each annual meeting of stockholders, each non-employee director who is elected or re-elected at that annual meeting receives 400 restricted stock units.

Transactions with Principal Stockholder

The Corporation shares certain expenses for research, accounting services and other office services (including proportionate salaries and other employee benefits), rent and related expenses, and miscellaneous expenses such as office supplies, postage, subscriptions and travel, with Adams, of which all the above-named nominees are also directors. These expenses were paid by Adams and, on the date the payment was made, the Corporation simultaneously paid to Adams its allocated share, based on either the proportion of the size of the investment portfolios of the two companies, or, where possible, on an actual usage basis. In 2006, the Corporation’s share of such expenses was $758,553.

Audit Fees

The aggregate fees for professional services rendered by its independent registered public accounting firm, PricewaterhouseCoopers LLP, for the audits of the Corporation’s annual and semi-annual financial statements for 2006 and 2005 were $64,160 and $55,310, respectively.

Audit-Related Fees

There were no audit-related fees in 2006 and 2005.

Tax Fees

The aggregate fees to the Corporation for professional services rendered by PricewaterhouseCoopers LLP for the review of the Corporation’s excise tax calculations and preparations of federal, state and excise tax returns for 2006 and 2005 were $9,523 and $8,900, respectively.

All Other Fees

The aggregate fees for services to the Corporation by PricewaterhouseCoopers LLP, other than for the services referenced above, for 2006 and for 2005 were $6,156 and $800, respectively. The $6,156 for services in 2006 related to the review of the Corporation’s procedures for calculating the amounts to be paid or granted to the Corporation’s officers in accordance with the Corporation’s cash incentive plan and the 2005 Equity Incentive Compensation Plan, review of the Corporation’s calculations related to those plans, and preparation of a report to the Corporation’s Compensation Committee.

The Board’s Audit Committee has considered the provision by PricewaterhouseCoopers LLP of the services covered in this All Other Fees section and found that they are compatible with maintaining PricewaterhouseCoopers LLP’s independence.

Audit Committee Pre-Approval Policy

All services to be performed for the Corporation by PricewaterhouseCoopers LLP must be pre-approved by the Audit Committee. All services performed for 2006 were pre-approved by the Committee.

Compensation of Directors and Executive Officers

The following table sets forth for each of the persons named below the aggregate compensation received from the Corporation during the fiscal year ended December 31, 2006, for services in all capacities:

Name	Position	Aggregate Compensation (1)(2)(3)(4)		Pension or Retirement Benefits Accrued as Part of Expenses (5)	Stock Awards (7)
Douglas G. Ober	Chairman of the Board and Chief Executive Officer (A)	$331,500		$10,296	$49,975
Joseph M. Truta	Executive Vice President	$186,420		$10,296	$29,155
Nancy J.F. Prue	Vice President	$206,720		$15,960	$26,645
Enrique R. Arzac	Director (A)(C)	$25,000	(6)	N/A	$13,677	(8)
Phyllis O. Bonanno	Director (A)(D)	$25,500		N/A	$13,677	(8)
Daniel E. Emerson	Director (B)(C)	$28,000	(6)	N/A	$13,677	(8)
Frederic A. Escherich	Director (B)(C)	$21,583		N/A	$22,414	(8)
Roger W. Gale	Director (A)(C)	$23,750		N/A	$21,358	(8)
Thomas H. Lenagh	Director (A)(D)	$25,500		N/A	$13,677	(8)
Kathleen T. McGahran	Director (B)(D)	$29,000	(6)	N/A	$13,677	(8)
John J. Roberts*	Director (A)(C)	$22,500		N/A	$13,677	(8)
Susan C. Schwab**	Director	$0		N/A	$3,607
Craig R. Smith	Director (B)(D)	$24,000		N/A	$21,358	(8)
Robert J.M. Wilson***	Director	$7,000		N/A	$4,690

*	Mr. Roberts is not standing for reelection to the Board.
**	Ms. Schwab resigned from the Board in December 2005. Certain restricted stock units granted to her in 2005 under the 2005 Equity Incentive Compensation Plan vested in February 2006. The amount shown represents the corresponding expense recognized in the Corporation’s 2006 financial statements in accordance with FAS 123R.
***	Mr. Wilson resigned from the Board in March 2006. Certain restricted stock units granted to him in 2005 under the 2005 Equity Incentive Compensation Plan vested in March 2006. The amount shown represents the corresponding expense recognized in the Corporation’s 2006 financial statements in accordance with FAS 123R.

(A)   Member of Executive Committee

(B)   Member of Audit Committee

(C)   Member of Compensation Committee

(D)   Member of Retirement Benefits Committee

(1)	Of the amounts shown, direct salaries paid by the Corporation to Messrs. Ober and Truta, and Ms. Prue were $179,400, $113,100, and $133,000, respectively.

(2)	Of their direct salaries, $7,800, $7,800, and $7,980 were deferred compensation to Messrs. Ober and Truta, and Ms. Prue, respectively, under the Corporation’s Employee Thrift Plan. The non-employee Directors do not participate in the Employee Thrift Plan.

(3)	Of the amounts shown, $152,100, $73,320, and $73,720 were incentive compensation accrued for Messrs. Ober and Truta, and Ms. Prue, respectively, in 2006 and paid to them in 2007.

(4)	In addition, the net gain realized by Messrs. Ober and Truta, and Ms. Prue upon the exercise of stock appreciation rights during 2006 granted under the Corporation’s Stock Option Plan (see “Stock Option Plan” below) was $108,598, $100,937 and $126,623, respectively. This sum is in addition to the aggregate compensation amounts shown in this summary table.

(5)	Under the Employee Thrift Plan, the Corporation makes contributions to match the contributions made by eligible employees (see “Employee Thrift Plan” below). The amounts shown represent the Corporation’s payments made on behalf of Messrs. Ober and Truta, and Ms. Prue during 2006. In addition, during 2006, the Corporation recognized aggregate pension expense of $613,748 related to all eligible employees and former employees in the Employee Retirement Plans (see “Employee Retirement Plans” below).

(6)	Of the amounts shown, $13,000 was foregone at the election of the director in favor of receiving 387.97 deferred stock units.

(7)

The amount in this column shows the amount recognized in the Corporation’s financial statements for 2006 in connection with grants to Messrs. Ober and Truta, and Ms. Prue, in 2005 and 2006 under the 2005 Equity Incentive Compensation Plan. For the 2006 grants, the restricted shares will vest at the end of three years, but only upon the achievement of specified performance criteria. Certain percentages of the shares will be deemed to have been earned based on achieving performance goals over specified intervening time periods. The first one-sixth of the target number of restricted shares (the target number is shown in the Grants of Plan-Based Awards table on page 12, below) would have been earned if, on January 1, 2007, the Corporation’s one year total NAV return met or exceeded the one year total NAV return of a hypothetical portfolio comprised of a 80/20 blend of the Dow Jones Oil and Gas Index and the S&P 500 Index (“Hypothetical Portfolio”). Only 52.1% of the first one-sixth of the target number was earned because the Corporation’s NAV return trailed that of the Hypothetical Portfolio on that date. For the next one-third of the target number of shares, those shares will be deemed to have been earned if, on January 1, 2008, the Corporation’s two year total NAV return meets or exceeds that of the Hypothetical Portfolio, with a lesser percentage or no shares being earned if the Corporation’s total NAV return trails that of the Hypothetical Portfolio, depending on the level of underperformance on that date. The remaining 50% of the target shares will be deemed to have been earned if, on January 1, 2009, the Corporation’s three year total NAV return meets or exceeds that of the Hypothetical Portfolio, with a lesser percentage or no shares being earned if the Corporation’s total NAV return trails that of the Hypothetical Portfolio, depending on the level of underperformance on that date. In addition, if, on

January 1, 2009, the Corporation’s three year total NAV return exceeds that of the Hypothetical Portfolio, an additional number of shares (“additional shares”) will be earned and vest depending on the level of outperformance. For a discussion of the assumptions used in valuing the stock awards shown in this column, and the related accounting treatment, please see Note 6 to the Corporation’s financial statements for 2006. Dividends and capital gains paid on the Corporation’s shares of Common Stock (“dividends”) will be paid on all of the target number of shares of restricted stock, when such dividends are paid on the Common Stock, except that no dividends or capital gains will be paid on any shares that are forfeited due to the failure to achieve the performance criteria described above. The dividend rate for dividends paid on the shares of restricted stock is the same rate that is paid on the Common Stock.

(8)	These amounts reflect the dollar amount recognized in the Corporation’s financial statements for 2006 for the portion of the 400 restricted stock units granted to each director under the 2005 Equity Incentive Compensation Plan upon election to the Board of Directors at the Corporation’s annual meetings in 2006 and in 2005 (except Mr. Escherich); and, in the case of Messrs. Escherich, Gale, and Smith, a portion of the additional 400 restricted stock units granted to them under the 2005 Equity Incentive Compensation Plan upon their initial election to the Board of Directors.

Grants of Plan-Based Awards under the 2005 Equity Incentive Compensation Plan

The following table presents information regarding grants of equity plan-based awards under the 2005 Equity Incentive Compensation Plan to the three executive officers listed in the Compensation Table above during 2006:

Name	Grant Date	Estimated Future Payouts Under Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($) (3)
		Threshold ($) or (#) (2)	Target (#) (2)	Maximum (#) (2)
Douglas G. Ober	January 12, 2006	0	2,912	3,640	0	124,925
Joseph M. Truta	January 12, 2006	0	1,456	1,820	0	62,462
Nancy J. F. Prue	January 12, 2006	0	1,398	1,747	0	59,957

(1)	For a description of the material terms of these restricted stock grants, see footnote 7 to the Compensation Table, above.

(2)	Threshold refers to the minimum amount payable for a certain level of performance under the Plan. Target refers to the amount payable if the specified performance target(s) are reached. Maximum refers to the maximum payout possible under the Plan.

(3)	This fair value amount assumes that all of the shares shown in the Maximum column herein are earned and vest. See footnote 7 to the Compensation Table, above.

Outstanding Equity Awards at Fiscal Year-End under the 2005 Equity Incentive Compensation Plan

The following table presents information regarding outstanding equity awards under the 2005 Equity Incentive Compensation Plan to the three executive officers listed in the Compensation Table above at the end of 2006:

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#) (1)	Market Value of Shares or Units of Stock That Have Not Vested ($) (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (2)
Douglas G. Ober	847	28,330	3,387	46,982
Joseph M. Truta	721	24,111	1,693	23,487
Nancy J. F. Prue	595	19,922	1,626	22,547

(1)	These shares are scheduled to vest as follows: Mr. Ober, 297 on April 27, 2007, 297 on April 27, 2008, and 253 on January 12, 2009; Mr. Truta, 297 on April 27, 2007, 297 on April 27, 2008, and 127 on January 12, 2009; and Ms. Prue, 237 on April 27, 2007, 237 on April 27, 2008, and 121 on January 12, 2009.

(2)	Using the December 31, 2006 closing market price for the Corporation’s stock of $33.46.

(3)	These shares will vest on January 12, 2009, if certain performance criteria are met by the Corporation as described in footnote 7 to the Compensation Table.

Stock Vested under the 2005 Equity Incentive Compensation Plan

The following table presents information regarding the vesting of restricted stock awards by the three executive officers listed in the Compensation Table above during 2006:

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Douglas G. Ober	297	10,206
Joseph M. Truta	297	10,206
Nancy J. F. Prue	238	8,179

2005 Equity Incentive Compensation Plan

The Board of Directors adopted a new equity incentive compensation plan for the Corporation, called the 2005 Equity Incentive Compensation Plan (the “2005 Plan”), to replace the Stock Option Plan adopted in 1985 and described below. The 2005 Plan was approved by the stockholders at the 2005 Annual Meeting. The 2005 Plan is summarized below. As of December 31, 2006, (i) the number of shares subject to outstanding awards under the 2005 Plan was 21,398 and (ii) the number of shares available for future grants under the 2005 Plan was 845,044.

Administration.

The 2005 Plan is administered by the Compensation Committee of the Board of Directors. The Committee has general responsibility to ensure that the 2005 Plan is operated in a manner that serves the best interests of the Corporation’s stockholders. Prior to making any recommendations to the Board to grant awards, but at least annually, the Committee will review the potential impact that the grant, exercise or vesting of awards could have on the Corporation’s earnings and net asset value per share.

Eligible Participants.

The Committee recommends to the Board, and the Board has full and final authority to approve, the Corporation’s directors, officers, and employees and any eligible subsidiary’s officers and employees selected to receive awards under the 2005 Plan. The people who receive grants under the 2005 Plan are referred to individually as a “Participant” and collectively as “Participants”. In addition, under the 2005 Plan, all non-employee directors of the Corporation are eligible to participate and receive awards as described below under “—Non-Employee Director Awards”.

Available Shares.

The Corporation has reserved and made available 3,413,131 shares for use as awards (4% of the Corporation’s Common Stock outstanding on the effective date of the 2005 Plan). The Committee may adjust the number and kind of shares available for use in awards when certain corporate transactions occur which affect the price of the Corporation’s Common Stock.

Under the 2005 Plan, no single Participant may be granted awards relating to more than 35% of the shares of the Corporation’s Common Stock reserved for issuance under the 2005 Plan. In addition, the 2005 Plan limits the total number of shares that may be awarded to any single Participant in any 36-month period in connection with all types of awards to 300,000 shares of Corporation stock. Grants to non-employee directors are limited to those described below. See “—Non-Employee Director Awards”.

Awards.

The 2005 Plan permits the Committee, subject to approval by the Board, to grant the following types of awards:

•	restricted stock;

•	restricted stock units;

•	deferred stock units;

•	non-qualified stock options; and

•	stock appreciation rights (including freestanding and tandem stock appreciation rights).

In addition, the 2005 Plan permits dividend equivalents to be awarded in connection with any award under the 2005 Plan. The 2005 Plan permits the Committee to prescribe in an award agreement any other terms and conditions of that award. As described below, the Committee may designate any award under the 2005 Plan as a performance award subject to performance conditions. The 2005 Plan is also intended to qualify certain compensation awarded under the 2005 Plan for tax deductibility under Internal Revenue Code Section 162(m) (“Code Section 162(m)”).

The awards are described more fully below. Grants to non-employee directors are limited to those described below. See “—Non-Employee Director Awards”.

Restricted Stock. The 2005 Plan permits shares of the Corporation’s Common Stock to be granted to Participants as restricted stock. Restricted stock is stock that is subject to restrictions on transferability, risk of forfeiture and/or other restrictions. A Participant who receives restricted stock will have all the rights of a stockholder, including the right to vote the restricted stock and the right to receive dividends, unless the Participant is limited by the terms of the 2005 Plan or any award agreement relating to the restricted stock. During the period of restriction, the Participant may not sell, transfer, pledge, hypothecate, margin, or otherwise encumber the restricted stock.

Restricted Stock Units. The 2005 Plan permits restricted stock units to be granted to Participants. Restricted stock units represent rights to receive stock and are subject to certain restrictions and a risk of forfeiture.

Deferred Stock Units. The 2005 Plan authorizes deferred stock units to be granted to Participants. A deferred stock unit is the right to receive stock, cash, or a combination of stock and cash at the end of a time period specified by the Committee. Deferred stock units may or may not be subject to restrictions (which may include a risk of forfeiture), which restrictions will lapse at the expiration of the specified deferral period or at earlier times, as determined by the Committee.

Stock Options. Stock options may be granted to Participants, provided that the per share exercise price of each option is not less than the fair market value of a share of the Corporation Common Stock on the date of the grant.

Unless otherwise determined by the Committee, options will become exercisable after the first anniversary of the date of grant, subject to the Participant’s continued employment or service with the Corporation. Stock options issued under the 2005 Plan cannot be exercisable more than ten years from the date of grant. In addition, if and to the extent provided for in the applicable award agreement, the option price per share may be reduced after grant of the option to reflect capital gains distributions to the Corporation’s stockholders made after the date of grant, provided that no such reduction will be made which will reduce the option price below zero.

Stock Appreciation Rights. Stock appreciation rights (“SARs”) may also be granted to Participants. A SAR is the right to receive, upon exercise, an amount equal to (i) the fair market value of one share of the Corporation’s Common Stock on the date of exercise minus (ii) the SAR’s grant price.

Unless otherwise determined by the Committee, SARs will become exercisable after the second anniversary of the date of grant, subject to the Participant’s continued employment or service with the Corporation. SARs issued under the 2005 Plan cannot be exercisable more than ten years from the date of the grant. In addition, if and to the extent provided for in the applicable award agreement, the grant price of a SAR may be reduced after grant of the SAR to reflect capital gains distributions to the Corporation’s stockholders made after the date of grant, provided that no such reduction will be made which will reduce the grant price of the SAR below zero.

Performance Awards. The 2005 Plan will permit the Committee to make any award under the 2005 Plan subject to performance conditions. The Corporation may pay performance awards in cash or shares of the Corporation’s Common Stock. The grant, exercise and/or settlement of performance awards will be contingent upon the achievement of pre-established performance goals, unless the Committee determines that a performance award is not intended to qualify as “performance-based compensation” for purposes of Code Section 162(m). (Code Section 162(m) provides that compensation in excess of one million dollars to certain officers of a public company is not deductible for income tax purposes unless it qualifies as “performance-based compensation”.)

Non-Employee Director Awards.

Immediately following each annual meeting of stockholders, each non-employee director who is elected a director at, or who was previously elected and continues as a director after that annual meeting receives an award of 400 restricted stock units of the Corporation. In addition, at the effective date of any non-employee director’s initial election to the Board, the non-employee director will be granted 400 restricted stock units of the Corporation. Non-employee directors will also receive dividend equivalents in respect of such restricted stock units equal to the amount or value of any cash or other dividends or distributions payable on an equivalent number of shares of Common Stock. The restricted stock units and related dividend equivalents will vest (and become non-forfeitable) and be paid (in the form of shares of Common Stock) one year from the date of grant. In addition, non-employee directors may elect each year, not later than December 31 of the year preceding the year as to which the annual grant of restricted stock units is to be applicable, to defer to a fixed date or pursuant to a specified schedule payment of all or any portion of the annual grant of restricted stock units. Any modification of the deferral election may be made only upon satisfaction of any conditions that the Committee may impose.

Operation of the 2005 Plan.

Under the 2005 Plan, the Committee, subject to approval by the Board, may grant awards (except for non-employee director awards) either alone or in addition to, in tandem with, or in substitution or exchange for any other award or any award granted under another plan of the Corporation or its existing or future subsidiaries or any other right of a Participant to receive payment from the Corporation or any Corporation subsidiary.

Stock Option Plan*

On December 12, 1985, the Corporation’s Board of Directors adopted a Stock Option Plan (the “Stock Option Plan”), which was approved by the stockholders at the March 26, 1986 Annual Meeting of Stockholders and was amended at the March 29, 1994 and March 25, 2003 Annual Meetings of Stockholders. The Stock Option Plan provides for the grant to “key employees” (as defined in the Stock Option Plan) of options to purchase shares of Common Stock of the Corporation, together with related stock appreciation rights. As of December 31, 2006, the number of shares subject to outstanding options under the Stock Option Plan was 83,914. All options granted under the Stock Option Plan are treated as non-qualified stock options under the Internal Revenue Code. The Stock Option Plan is administered by the Compensation Committee of the Board of Directors, which consists of five members of the Board, none of whom is eligible to receive grants under the Stock Option Plan.

The Stock Option Plan provides that, among other things, (a) the option price per share shall not be less than the fair market value of the Common Stock at the date of grant, except that the option price per share will be reduced after grant of the option to reflect capital gains distributions to the

*	Since the adoption of the 2005 Equity Incentive Compensation Plan, no new grants have been or will be made under the Stock Option Plan.

Corporation’s stockholders, provided that no such reduction shall be made which will reduce the option price below 25% of the original option price; (b) an option will not become exercisable until the optionee shall have remained in the employ of the Corporation for at least one year after the date of grant and may be exercised for 10 years unless an earlier expiration date is stated in the option; and (c) no option or stock appreciation right shall be granted after December 8, 2006.

The Stock Option Plan permitted the grant of stock appreciation rights in conjunction with the grant of an option, either at the time of the option grant or thereafter during its term and in respect of all or part of such option. Stock appreciation rights permit an optionee to request to receive (a) shares of Common Stock of the Corporation with a fair market value at the time of exercise equal to the amount by which the fair market value of all shares subject to the option in respect of which such stock appreciation right was granted exceeds the exercise price of such option, (b) in lieu of such shares, the fair market value thereof in cash, or (c) a combination of shares and cash. Stock appreciation rights are exercisable beginning no earlier than two years after the date of grant and extend over the period during which the related option is exercisable. To the extent a stock appreciation right is exercised in whole or in part, the option in respect of which such stock appreciation right was granted shall terminate and cease to be exercisable.

Shares of Common Stock acquired as the result of the exercise of an option or stock appreciation right may not be sold until the later of two years after the date of grant of the option or one year after the acquisition of such shares.

Employee Thrift Plan

Employees of the Corporation who have completed six months of service may elect to have 2% to 6% of their base salary deferred as a contribution to a thrift plan instead of being paid to them currently. The Corporation (subject to certain limitations) contributes for each employee out of net investment income an amount equal to 200% of each employee’s contribution or the maximum permitted by law (see table set forth on page 10 regarding 2006 contributions for the officers identified therein). Employees may also contribute an additional amount of base salary to the thrift plan, but these contributions are not matched by the Corporation. All employee contributions are credited to the employee’s individual account. Employees may elect that their salary deferral and other contributions be invested in Common Stock of the Corporation, or of Adams, or several mutual funds, or a combination thereof. Fifty percent of the Corporation’s matching contributions is invested in the Corporation’s Common Stock, and the remaining fifty percent is invested in the same manner that the employee has elected for his or her contributions, provided that the employee is 100% vested in the Plan. Otherwise, 100% of the Corporation’s matching contribution is invested in the Corporation’s Common Stock. An employee’s interest in amounts derived from the Corporation’s contributions becomes non-forfeitable upon completion of 36 months of service or upon death or retirement. Payments of amounts not withdrawn or forfeited under the thrift plan may be made upon retirement or other termination of employment in a single distribution, in ten equal installments, or in an annuity.

Employees Retirement Plans

The employees of the Corporation with one or more years of service participate in a retirement plan pursuant to which contributions are made solely by the Corporation on behalf of, and benefits are provided for, employees meeting certain age and service requirements. The plan provides for the payment of benefits in the event of an employee’s retirement at age 62 or older. Upon such retirement, the amount of the retirement benefit is 2% of an employee’s highest 36 months average annual salary out of the employee’s final 60 months’ annual salary, including incentive compensation, multiplied by years of service. Retirement benefits cannot exceed 60% of the highest 36 months’ average annual salary out of the employee’s final 60 months’ annual salary including incentive compensation. Benefits are payable in several alternative methods, each of which must be the actuarial equivalent of a pension payable for the life of the employee only. Retirement benefits (subject to any applicable reduction) are also payable in the event of an employee’s early or deferred retirement, disability or death. Contributions are made to a trust to fund these benefits.

On March 10, 1988, the Board of Directors of the Corporation unanimously approved a supplemental retirement benefits plan (the “Supplemental Plan”) for employees of the Corporation. On June 11, 1998, the Supplemental Plan was amended and restated as of January 1, 1998. The purpose of the Supplemental Plan is to provide deferred compensation in excess of benefit limitations imposed by the Internal Revenue Code on tax-qualified defined benefit plans, including the retirement plan of the Corporation described above. In accordance with such limitations, the annual benefit payable under the Corporation’s retirement plan may not exceed the lesser of $180,000 for 2007 and the employee’s average total compensation paid during the three highest-paid consecutive calendar years of employment. The $180,000 limit will be adjusted by the Secretary of the Treasury to reflect cost-of-living increases.

The Supplemental Plan authorizes the Corporation to pay annual retirement benefits in an amount equal to the difference between the maximum benefits payable under the retirement plan described above and the benefits that would otherwise be payable but for the Internal Revenue Code’s limitations on annual retirement benefits. All amounts payable under the Supplemental Plan will be paid from the general funds of the Corporation as benefits become due. The Corporation has established a funding vehicle using life insurance policies owned by the Corporation for the Supplemental Plan. Payment of benefits under the Supplemental Plan will be made at the employee’s election either as a lump sum or a life annuity. During 2006, the Corporation made payments of $31,208 under the Supplemental Plan.

The following table shows the estimated annual retirement benefits payable on a straight life annuity basis to participating employees, including officers, in the compensation and years of service classifications indicated, under the Corporation’s Employees’ Retirement Plan and Supplemental Plan:

	Estimated Annual Benefits Based Upon Years of Credited Service
Final Average Annual Earnings	10	20	30	40
$100,000	$20,000	$40,000	$60,000	$60,000
200,000	40,000	80,000	120,000	120,000
300,000	60,000	120,000	180,000	180,000
400,000	80,000	160,000	240,000	240,000
500,000	100,000	200,000	300,000	300,000
600,000	120,000	240,000	360,000	360,000

The estimated credited years of service for the officers listed in the Compensation Table on page 10 above are: Mr. Ober (26), Mr. Truta (37), and Ms. Prue (24).

Brokerage Commissions

During the past fiscal year, the Corporation paid brokerage commissions in the amount of $255,075 on the purchase and sale of portfolio securities traded on the New York Stock Exchange, the American Stock Exchange, and the National Association of Securities Dealers Automated Quotation System, substantially all of which were paid to brokers providing research and other investment services to the Corporation. The Corporation paid brokerage commissions of $44,327 on options written or purchased by the Corporation. The average per share commission rate paid by the Corporation was $0.0402. No commissions were paid to an affiliated broker.

Portfolio Turnover

The portfolio turnover rate (purchases or sales, whichever is lower, as a percentage of weighted average portfolio value) for the past three years has been as follows:

2006	2005	2004
9.95%	10.15%	13.44%

Expense Ratio

The ratio of expenses to the average net assets of the Corporation for the past three years has been as follows:

2006	2005	2004
0.60%	0.59%	0.56%

(2) RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Investment Company Act of 1940, as amended (the “Act”), requires, in effect, that the Corporation’s independent auditors be selected by the Audit Committee, whose selection thereof is ratified by a majority of those members of the Board of Directors who are not “interested persons” (as defined by the Act) of the Corporation; that such selection may be submitted for ratification or rejection at the annual meeting of stockholders; and that the employment of such independent auditors be conditioned on the right of the Corporation, by vote of the holders of a majority of its outstanding voting securities, to terminate such employment at any time without penalty. In accordance with such provisions, PricewaterhouseCoopers LLP, 250 W. Pratt Street, Baltimore, Maryland, an independent registered public accounting firm, which firm was the Corporation’s principal auditor during the year 2006, has been selected as the independent registered public accounting firm to audit the books and accounts of the Corporation for or during the year ending December 31, 2007, by the Audit Committee, which selection has been ratified by a majority of those members of the Board of Directors who were not “interested persons” of the Corporation and their selection is submitted to the stockholders for ratification by the affirmative vote of a majority of all votes cast at the meeting. Representatives of PricewaterhouseCoopers LLP are expected to be present at the meeting to make a statement if they desire to do so and to respond to appropriate questions. The Corporation has been informed that PricewaterhouseCoopers LLP does not have any direct financial or any material indirect financial interest in the Corporation.

The Board of Directors unanimously recommends ratification of the selection of PricewaterhouseCoopers LLP.

(3) OTHER MATTERS AND ANNUAL REPORT

As of the date of this proxy statement, management knows of no other business that will come before the meeting. Should other business be properly brought up, it is intended that proxies in the accompanying form will be voted thereon in accordance with the judgment of the person or persons voting such proxies.

The Annual Report of the Corporation for the year ended December 31, 2006, including financial statements, has been mailed to all stockholders entitled to notice of and to vote at the annual meeting to be held on March 27, 2007. A copy of the Corporation’s Annual Report will be furnished to stockholders, without charge, upon request. You may request a copy by contacting Lawrence L. Hooper, Jr., Vice President, General Counsel and Secretary, at Seven St. Paul Street, Suite 1140, Baltimore, MD 21202, by telephoning Mr. Hooper at (800) 638-2479, or by sending Mr. Hooper an e-mail message at contact@peteres.com.

The Corporation has retained The Altman Group Inc. (“Altman”) to assist in the solicitation of proxies. The Corporation will pay Altman a fee for its services not to exceed $4,000 and will reimburse Altman for its expenses, which the Corporation estimates should not exceed $2,500.

Stockholder Proposals or Nominations for 2008 Annual Meeting

Stockholder proposals for inclusion in the proxy statement and form of proxy relating to the 2008 Annual Meeting must be received at the office of the Corporation, Seven St. Paul Street, Baltimore, MD 21202, no later than October 19, 2007.

In addition, for stockholder proposals or director nominations that a stockholder seeks to bring before the 2008 Annual Meeting but does not seek to have included in the Corporation’s proxy statement and form of proxy for that meeting, the following requirements apply. Pursuant to the Corporation’s By-laws, in order for stockholder proposals or nominations of persons for election to the Board of Directors to be properly brought before the 2008 Annual Meeting, any such stockholder proposal or nomination (including in the case of a nomination, the information required by the Corporation’s advance notice By-laws provisions) must be received at the office of the Corporation no earlier than December 28, 2007 and no later than January 27, 2008. The Corporation’s advance notice By-law requirements are separate from, and in addition to, the Securities and Exchange Commission’s requirements (including the timing requirements described in the preceding paragraph) that a stockholder must meet in order to have a stockholder proposal included in the proxy statement. Should the Corporation determine to allow a stockholder proposal that is received by the Corporation after January 27, 2008 to be presented at the 2008 Annual Meeting nevertheless, the persons named as proxies in the accompanying form will have discretionary voting authority with respect to such stockholder proposal.

Attachment A

PETROLEUM & RESOURCES CORPORATION

AUDIT COMMITTEE CHARTER

I.	Composition of the Audit Committee: The Audit Committee shall be comprised of at least three directors, each of whom shall have no relationship to the Corporation that may interfere with the exercise of their independence from management and the Corporation and shall otherwise satisfy the applicable membership requirements under the rules of the New York Stock Exchange, Inc., as such requirements are interpreted by the Board of Directors in its business judgment.

II.	Purposes of the Audit Committee: The purposes of the Audit Committee are to assist the Board of Directors:

1. in its oversight of the Corporation’s accounting and financial reporting principles and policies and internal audit controls and procedures;

2. in its oversight of the Corporation’s financial statements and the integrity and independent audit thereof;

3. in its oversight of the Corporation’s compliance with legal and regulatory requirements; and

4. in evaluating the qualifications and independence of the outside auditors.

The function of the Audit Committee is oversight. The management of the Corporation is responsible for the preparation, presentation and integrity of the Corporation’s financial statements. Management is responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The outside auditors are responsible for planning and carrying out proper audits and reviews, including reviews of the Corporation’s quarterly financial statements prior to the filing of quarterly reports, and other procedures. In fulfilling their responsibilities hereunder, it is recognized that members of the Audit Committee are not full-time employees of the Corporation and are not, and do not represent themselves to be actively engaged in the practice of auditing or accounting, or experts in the fields of accounting or auditing; provided that one or more of the members of the Audit Committee may be determined by the Board of Directors to be “audit committee financial experts” as such term is defined in applicable federal statutes and regulations, with all of the disclaimers concerning such determination that are contained in said federal statutes and regulations. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures, and each member of the Audit Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Corporation from which it receives information and (ii) the accuracy of the financial and other information provided to the Audit Committee by such persons or organizations absent actual knowledge to the contrary.

The outside auditors for the Corporation are ultimately accountable to the Board of Directors and the Audit Committee. The outside auditors shall submit to the Corporation annually a formal written statement delineating all relationships between the outside auditors and the Corporation (“Statement as to Independence”), addressing at least the matters set forth in Independence Standards Board Standard No. 1.

III.	Meetings of the Audit Committee: The Audit Committee shall meet at least four times annually, or more frequently if circumstances dictate, to discuss with management the annual and semi-annual audited financial statements and quarterly financial statements and quarterly financial results. The Audit Committee should meet separately at least annually with management and with the outside auditors to discuss any matters that the Audit Committee or any of these persons or firms believes should be discussed privately. The Audit Committee may request any officer or employee of the Corporation or the Corporation’s outside counsel or outside auditors to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee. Members of the Audit Committee may participate in a meeting of the Audit Committee by means of conference call or similar communications equipment by means of which all persons participating in the meeting can hear each other.

IV.	Duties and Powers of the Audit Committee: To carry out its purposes, the Audit Committee shall have the following duties and powers:

1. with respect to the outside auditor:

(i)	to select, evaluate and, where appropriate, replace the outside auditors (or to nominate the outside auditors to be proposed for shareholder ratification in the proxy statement);

(ii)	to be directly responsible for the compensation, retention and oversight of the work of the outside auditors (including resolution of disagreements between management and the outside auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services. The outside auditors shall report directly to the Audit Committee;

(iii)	to preapprove all audit (including audit-related) services and permitted non-audit services (including the fees and terms thereof) to be performed for the Corporation by the outside auditors, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934. The Audit Committee may delegate to one or more of its members the authority to preapprove audit (including audit-related) and permitted non-audit services, provided that decisions of any such member to preapprove shall be presented to the full Audit Committee at its next scheduled meeting;

(iv)	to ensure that the outside auditors prepare and deliver annually a Statement as to Independence (it being understood that the outside auditors are responsible for the accuracy and completeness of this Statement), to discuss with the outside auditors any relationships or services disclosed in this Statement that may impact the objectivity and independence of the Corporation’s outside auditors and to recommend that the Board of Directors take appropriate action in response to this Statement to satisfy itself of the outside auditors’ independence;

(v)	to receive and review reports from the outside auditors at least annually regarding (a) the outside auditors’ internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and (c) any steps taken to deal with any such issues;

(vi)	to ensure compliance with all audit partner rotation requirements required by law;

(vii)	to set clear hiring policies for employees or former employees of the outside auditors; and

(viii)	to instruct the outside auditors that the outside auditors are ultimately accountable to the Board of Directors and the Audit Committee;

2. with respect to financial reporting principles and policies and internal audit controls and procedures:

(i)	to advise management and the outside auditors that they are expected to provide to the Audit Committee a timely analysis of significant financial reporting issues and practices;

(ii)	to review with the outside auditors any difficulties the auditors may have encountered in the course of their audit or review works and management’s response;

(iii)	to consider any reports or communications (and management’s responses thereto) submitted to the Audit Committee by the outside auditors required by or referred to in Statement on Auditing Standards No. 61 (as codified by AU Section 380), as may be modified or supplemented, including reports and communications related to:

•	deficiencies noted in the audit in the design or operation of internal controls;

•	consideration of fraud in a financial statement audit;

•	detection of illegal acts;

•	the outside auditor’s responsibility under generally accepted auditing standards;

•	significant accounting policies;

•	management judgments and accounting estimates;

•	adjustments arising from the audit;

•	the responsibility of the outside auditor for other information in documents containing audited financial statements;

•	disagreements with management;

•	consultation by management with other accountants;

•	major issues discussed with management in performing the audit;

•	difficulties encountered with management in performing the audit;

•	the outside auditor’s judgments about the quality of the entity’s accounting principles; and

•	reviews of interim financial information conducted by the outside auditor;

(iv)	to meet with management and/or the outside auditors:

•	to discuss the scope of the annual and semi-annual audits and quarterly reviews;

•	to discuss the audited annual and semi-annual financial statements and the quarterly unaudited financial statements;

•	to discuss any significant matters arising from any audit or report or communication referred to in item 2(iii) above, whether raised by management or the outside auditors, relating to the Corporation’s financial statements;

•	to review the form of opinion the outside auditors propose to render to the Board of Directors and shareholders in the annual report to shareholders;

•	to review annually management’s program to monitor compliance with the Corporation’s code of ethics and policy on insider trading;

•	to discuss significant changes to the Corporation’s auditing and accounting principles, policies, controls, procedures and practices proposed or contemplated by the outside auditors or management; and

•	to discuss significant risks and exposures, if any, and the steps taken to monitor and minimize such risks;

(v)	to obtain from the outside auditors assurance that the audit was conducted in a manner consistent with Section 10A of the Securities Exchange Act of 1934, as amended, which sets forth certain procedures to be followed in any audit of financial statements required under the Securities Exchange Act of 1934;

(vi)	to discuss with the Corporation’s General Counsel any significant legal matters that may have a material effect on the financial statements, and the Corporation’s compliance policies, including material notices to or inquiries received from governmental agencies;

(vii)	to establish procedures for (a) the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters; and (b) the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters;

(viii)	to review disclosures made to the Audit Committee by the Chief Executive Officer and Chief Financial Officer during their certification process for Forms N-CSR about (a) any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting; and (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Corporation’s internal control over financial reporting;

(ix)	to recommend to the Board of Directors whether the annual audited financial statements should be included in the Corporation’s annual report;

(x)	to discuss guidelines and policies for governing the process by which the assessment and management of risks is undertaken by the Corporation; and

(xi)	to discuss generally the types of information to be disclosed and the type of presentation to be made in the Corporation’s earnings press releases;

3. with respect to reporting and recommendations:

(i)	to prepare any report, including any recommendation of the Audit Committee, required by the rules of the Securities and Exchange Commission to be included in the Corporation’s annual proxy statement;

(ii)	to review annually its own performance;

(iii)	to review this Charter at least annually and recommend any changes to the full Board of Directors; and

(iv)	to report its activities to the full Board of Directors on a regular basis and to make such recommendations with respect to the above and other matters as the Audit Committee may deem necessary or appropriate.

V.	Resources and Authority of the Audit Committee: The Audit Committee shall have the authority to engage independent legal, financial, accounting or other advisors. The Corporation shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the outside auditors for the purpose of rendering or issuing an audit report, or performing other audit, review or attest services, compensation to any advisors employed by the Audit Committee, and ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

ANNUAL MEETING OF STOCKHOLDERS OF PETROLEUM & RESOURCES CORPORATION March 27, 2007

PROOF # 1

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

ê Please detach along perforated line and mail in the envelope provided. ê

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THE BOARD OF DIRECTORS RECOMMENDS VOTES FOR: PROPOSALS (1) AND (2). PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

						FOR	AGAINST	ABSTAIN

1. Election of Directors:					2. THE SELECTION OF PricewaterhouseCoopers LLP as independent public auditors.	☐	☐	☐

NOMINEES:
☐ FOR ALL NOMINEES	m	Enrique R. Arzac
	m	Phyllis O. Bonanno			In their discretion, the Proxies are authorized to vote upon all other business that may properly come before the Meeting with all the powers the undersigned would possess if personally present.
☐ WITHHOLD AUTHORITY	m	Daniel E. Emerson
FOR ALL NOMINEES	m	Frederic A. Escherich
	m	Roger W. Gale
☐ FOR ALL EXCEPT	m	Thomas H. Lenagh
(See instructions below)	m	Kathleen T. McGahran
	m	Douglas G. Ober*	*Mr. Ober is an “interested person”, as defined by the Investment Company Act of 1940, because he is an officer of the Corporation.
	m	Craig R. Smith

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

					Attend Annual Meeting mark here.	☐
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.				☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:
Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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PROOF # 1

☐	■

PETROLEUM & RESOURCES CORPORATION

PROXY FOR 2007 ANNUAL MEETING

THIS PROXY IS SOLICITED

ON BEHALF OF THE BOARD OF DIRECTORS

OF PETROLEUM & RESOURCES CORPORATION

The undersigned stockholder of Petroleum & Resources Corporation, a Maryland corporation (the “Corporation”), hereby appoints Joseph M. Truta and Lawrence L. Hooper, Jr., or either of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the Annual Meeting of Stockholders of the Corporation to be held at 11:00 a.m., local time, on Tuesday, March 27, 2007, at The Maryland Club, 1 East Eager St., Baltimore, Maryland 21202 and at any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement, the terms of each of which are incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.

The votes entitled to be cast by the undersigned will be cast as instructed on the reverse side. If this proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast “FOR” each of the proposals as described in the Proxy Statement. The votes entitled to be cast by the undersigned will be cast in the discretion of the Proxy holder on any other matter that may properly come before the meeting or any adjournment or postponement thereof.

(over)

PETROLEUM & RESOURCES CORPORATION

■	14475	■

ANNUAL MEETING OF STOCKHOLDERS OF PETROLEUM & RESOURCES CORPORATION March 27, 2007

PROOF # 1	PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.

- OR -

TELEPHONE - Call toll-free 1-800-PROXIES from any touch-tone telephone and follow the instructions.

Have your proxy card available when you call.

- OR -

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

COMPANY NUMBER
ACCOUNT NUMBER

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

ê Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. ê

■

THE BOARD OF DIRECTORS RECOMMENDS VOTES FOR: PROPOSALS (1) AND (2). PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

						FOR	AGAINST	ABSTAIN

1. Election of Directors:					2. THE SELECTION OF PricewaterhouseCoopers LLP as independent public auditors.	☐	☐	☐

NOMINEES:
☐ FOR ALL NOMINEES	m	Enrique R. Arzac
	m	Phyllis O. Bonanno			In their discretion, the Proxies are authorized to vote upon all other business that may properly come before the Meeting with all the powers the undersigned would possess if personally present.
☐ WITHHOLD AUTHORITY	m	Daniel E. Emerson
FOR ALL NOMINEES	m	Frederic A. Escherich
	m	Roger W. Gale
☐ FOR ALL EXCEPT	m	Thomas H. Lenagh
(See instructions below)	m	Kathleen T. McGahran
	m	Douglas G. Ober*	*Mr. Ober is an “interested person”, as defined by the Investment Company Act of 1940, because he is an officer of the Corporation.
	m	Craig R. Smith

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

					Attend Annual Meeting mark here.	☐
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.				☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:
Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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